Exhibit 99.1

The Honest Company Reports Second Quarter 2026 Results

Top-Line Momentum Continues Behind Higher-Margin Growth Platforms
Record Profitability & Durable Foundation Enable Accelerated Reinvestment for Sustainable Growth
Raising Full Year 2026 Financial Outlook

LOS ANGELES, Calif. – August 5, 2026 – The Honest Company (Nasdaq: HNST), a personal care company dedicated to creating cleanly-formulated and sustainably-designed products for everyone from babies to adults, today reported financial results for its second quarter ended June 30, 2026.

Second Quarter 2026 Financial Highlights Compared to Prior Year Period:
•Revenue of $83.3 million decreased 10.9%; Organic Revenue(1) increased 6.7%
•Gross margin of 48.4% increased 800 bps; Underlying Adjusted Gross Margin(1) of 43.8% increased 340 bps
•Net income of $10.7 million increased $6.8 million; Underlying Adjusted Net Income(1) was $5.1 million
•Underlying Adjusted EBITDA(1) was $7.8 million; Underlying Adjusted EBITDA Margin(1) of 9.8% increased 160 bps
•Cash and cash equivalents of $105.9 million increased $33.8 million

“For the second quarter we delivered accelerated Organic Revenue growth of 7% and record underlying margins,” said Chief Executive Officer, Carla Vernón. “With consumption growth of nearly 8%, we believe the momentum across our fastest-growing, most profitable platforms is proving to be durable. This strong performance, built upon a vibrant growth vision and increased structural profitability, is evidence that The Honest Company is a modern personal care company built to last. We are now well-positioned to thoughtfully deploy additional investments to expand household penetration and drive operational excellence of The Honest Company. With confidence in our continued momentum, we are raising our full-year 2026 financial outlook.”

Second Quarter Results
(All comparisons are versus the second quarter of 2025)

	For the three months ended June 30,
	2026	2025	Change
(In thousands, except percentages)
Revenue	$83,303	$93,459	(10.9)%
Organic Revenue(1)	$80,189	$75,123	6.7%

Gross margin	48.4%	40.4%	800	bps
Underlying Adjusted Gross Margin(1)	43.8%	40.4% %	340	bps

Net income	$10,687	$3,870	$6,817
Underlying Adjusted Net Income(1)	$5,072	$3,870	$1,202
Underlying Adjusted Net Income Margin(1)	6.3%	4.1%	220	bps

Underlying Adjusted EBITDA(1)	$7,831	$7,617	$214
Underlying Adjusted EBITDA Margin(1)	9.8%	8.2%	160	bps
_____________

(1) These are non-GAAP financial measures. See tables below under “Use of Non-GAAP Financial Measures” for information on how we calculate and define these non-GAAP financial measures, including a reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measures.

Revenue decreased 10.9% to $83.3 million, reflecting the impact of strategic exits under Powering Honest Growth and diaper revenue declines, partially offset by continued growth in wipes and personal care products.

Organic Revenue(1) increased 6.7% to $80.2 million, driven by growth in wipes and personal care products, partially offset by a decline in diaper revenue.

Tracked channel consumption(2) for the Company increased 7.7% versus 2.3% for the comparative categories in the same period.

Gross margin was 48.4%, reflecting an increase of 800 bps. This expansion was primarily driven by tariff refunds, favorable product mix, and improvements related to strategic exits under Powering Honest Growth(3) net of the partial liquidation of the remaining apparel inventory. Adjusted Gross Margin(1), calculated by excluding the discrete costs of Powering Honest Growth, was 50.1%, reflecting an increase of 970 bps. Underlying Adjusted Gross Margin(1), calculated by excluding the discrete costs of Powering Honest Growth, tariff refunds and the partial liquidation of the remaining apparel inventory was 43.8%.

Operating expenses decreased $4.1 million to $30.8 million. The decrease in operating expenses was driven by lower selling, general & administrative expenses, partially offset by increased marketing investment to support our higher-growth, higher-margin wipes and personal care platforms. Adjusted Operating Expenses(1), calculated by excluding the discrete costs of Powering Honest Growth, was $31.2 million. Selling, general & administrative expenses as a percentage of revenue decreased approximately 380 bps mainly driven by operational efficiencies.

Net income increased $6.8 million to $10.7 million primarily related to tariff refunds and growth in Organic Revenue(1). Adjusted Net Income(1) excluding the impact of Powering Honest Growth was $11.7 million. Underlying Adjusted Net Income(1), calculated as Adjusted Net Income excluding tariff refunds was $5.1 million.

Adjusted EBITDA(1) was $14.5 million compared to $7.6 million. Underlying Adjusted EBITDA(1), calculated as Adjusted EBITDA excluding tariff refunds was $7.8 million and Underlying Adjusted EBITDA Margin(1) was 9.8%.

Balance Sheet and Cash Flow

As of June 30, 2026, the Company had no debt outstanding and $105.9 million in cash and cash equivalents, an increase of $33.8 million, primarily related to inventory reductions and higher net income, partially offset by repurchases of common stock versus the prior year period.

Net cash provided by operating activities was $37.8 million for the six months ended June 30, 2026, compared to net cash used in operating activities of $3.7 million in the prior year period.

During the six months ended June 30, 2026, the Company repurchased approximately 5.6 million shares of its common stock for approximately $18.7 million at a weighted average price of $3.35 per share. As of June 30, 2026, the Company had approximately $6.3 million remaining under its share repurchase program.
______________

(1) These are non-GAAP financial measures. See tables below under “Use of Non-GAAP Financial Measures” for information on how we calculate and define these non-GAAP financial measures, including a reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measures.
(2) According to Circana, Inc. MULO+ tracked channel consumption data. Reflects consumption in the categories in which the Company competes. Weighted category growth represents retail consumption growth of the categories in which the Company competes, weighted by the Company’s category growth for the latest 13 weeks ended June 28, 2026.
(3) Refer to the table below under “Transformation 2.0: Powering Honest Growth” for additional information on costs incurred in connection with Powering Honest Growth for the six months ended June 30, 2026.

Raising Full Year 2026 Financial Outlook

The Company is raising its full year 2026 financial outlook for Revenue, Organic Revenue growth, Adjusted Gross Margin and Adjusted EBITDA.

	Updated	Prior
Revenue	$319 million to $325 million	$306 million to $312 million
Organic Revenue Growth(1)	5% to 7%	4% to 6%
Adjusted Gross Margin(2)	Mid 40%s	Low 40%s
Adjusted EBITDA(2)	$23.0 million to $25.0 million	$20.0 million to $23.0 million

Our financial outlook reflects assumptions, including current tariff levels and our tariff mitigation measures, which are subject to change given the macroeconomic environment. Additional information on the Company’s strategic plans and long-term financial algorithm can be found in its Investor Presentation on its Investor Relations website at http://investors.honest.com.
______________

(1) Represents the current outlook for Organic Revenue growth excluding (i) product revenue from our apparel line of $38.5 million in 2025; (ii) revenue from our Honest.com website as a fulfillment center of $35.3 million in 2025; and (iii) revenue from sales to Canadian retailers or channels of $3.4 million in 2025.
(2) We do not provide guidance for the most directly comparable GAAP measures, gross margin and net income, as applicable, and similarly cannot provide a reconciliation between our Adjusted Gross Margin outlook and gross margin and Adjusted EBITDA outlook and net income without unreasonable effort due to the unavailability of reliable estimates for certain components of gross margin and net income, including restructuring-related costs, and interest and other (income) expense, net, and the respective reconciliations. These items are not within our control and may vary greatly between periods and could significantly impact our financial results calculated in accordance with GAAP.

Webcast and Conference Call Information

A webcast and conference call to discuss second quarter 2026 results is scheduled for today, August 5, 2026, at 1:45 p.m. Pacific time/4:45 p.m. Eastern time. Those interested in participating in the conference call by phone, please go to the Q2 2026 Earnings Call and you will be provided with dial-in details. A live webcast of the conference call will be available online at: http://investors.honest.com. A replay of the webcast will be available on the Company’s website for one year.

Forward-Looking Statements

This press release and earnings call referencing this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements. Such statements may address the Company’s expectations regarding revenue, profit margin or other future financial performance and liquidity, other performance measures and cost savings, strategic initiatives and future operations or operating results. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning our expectations regarding future results of operations and financial condition, including our revenue, Adjusted EBITDA, Organic Revenue and Adjusted Gross Margin outlook for full year 2026 and our growth potential; the durability of the growth in our fastest-growing product platforms; our ability to drive shareholder value in line with our long-term algorithm; our ability to continue to benefit from our Transformation Pillars of Brand Maximization, Margin Enhancement, and Operating Discipline; our ability to successfully implement, execute, and derive benefits from Powering Honest Growth, including transforming Honest into a more strategically focused, financially resilient and profitably built enterprise; our ability to remain profitable, reinvest in our brand, our Transformation Pillars, and accelerate household penetration; our ability to scale efficiently across our categories and grow the Honest Brand and our market share; our ability to accelerate or continue growth in the high-margin categories and to offset declines in other categories; our ability to navigate and manage the impact of evolving macroeconomic conditions and consumer demand or behaviors; our expectations on the impact of tariffs on our business; our ability to achieve or sustain profitability and continue generating positive cash flow; the strength of the Honest brand; our tariff mitigation strategy; our pricing, marketing, new product launches, and distribution strategies; and plans and objectives of management for future operations.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release and the earnings call referencing this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results.

The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in the Annual Report, on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission on February 25, 2026, as updated by our Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or the earnings call referencing this press release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that contain “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release and the earnings call referencing this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

About The Honest Company

Founded in 2012, The Honest Company (Nasdaq: HNST) is on a mission to create personal care that raises the standards of clean and brings joy to each and every moment. By combining thoughtful design with science-based innovation, the Company delivers cleanly-formulated and sustainably-designed personal care products for everyone from babies to adults – showing you don’t have to compromise between performance and peace of mind.

The Honest Standard, the Company’s rigorous set of guiding principles that shape every step of product innovation and development, reflects Honest’s ongoing dedication to safety, transparency and integrity. As a leader in Clean Conscious® products, Honest continues to set a new standard for clean formulations, bringing joy to a community that seeks authenticity, transparency and efficacy in everyday essentials. Honest products are available nationwide at major retailers, including Amazon, Target and Walmart. For more information about the Honest Standard and the Company, please visit www.honest.com.

Investor Contact:
Chris Mandeville
cmandeville@thehonestcompany.com

Media Contact:
Brenna Israel Mast
bisrael@thehonestcompany.com

The Honest Company, Inc.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)
(in thousands, except share and per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2026	2025	2026	2025

Revenue	$83,303	$93,459	$161,402	$190,709
Cost of revenue	42,943	55,707	87,771	115,287
Gross profit	40,360	37,752	73,631	75,422
Operating expenses
Selling, general and administrative	14,967	20,352	32,436	41,393
Marketing	14,476	12,552	28,469	24,822
Restructuring	(383)	—	223	—
Research and development	1,722	1,960	3,584	3,812
Total operating expenses	30,782	34,864	64,712	70,027
Operating income	9,578	2,888	8,919	5,395
Interest and other income (expense), net	1,174	1,026	1,838	1,812
Income before provision for income taxes	10,752	3,914	10,757	7,207
Income tax provision	65	44	111	84
Net income	$10,687	$3,870	$10,646	$7,123
Net income per share attributable to common stockholders:
Basic	$0.10	$0.03	$0.10	$0.06
Diluted	$0.09	$0.03	$0.09	$0.06
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	110,734,911	110,991,363	111,771,587	110,275,931
Diluted	113,106,023	114,041,772	113,355,168	114,310,420

Comprehensive income	$10,687	$3,870	$10,646	$7,123

The Honest Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025

Assets
Current assets
Cash and cash equivalents	$105,899	$89,581
Accounts receivable, net	38,093	33,761
Inventories	49,661	72,501
Prepaid expenses and other current assets	7,018	6,590
Total current assets	200,671	202,433
Operating lease right-of-use asset	8,074	11,351
Property and equipment, net	8,249	7,477
Goodwill	2,269	2,269
Intangible assets, net	127	162
Other assets	734	1,715
Total assets	$220,124	$225,407
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$17,832	$15,134
Accrued expenses	33,068	35,685
Total current liabilities	50,900	50,819
Long term liabilities
Operating lease liabilities, net of current portion	2,204	4,919
Total liabilities	53,104	55,738
Stockholders’ equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized at June 30, 2026 and December 31, 2025, none issued or outstanding as of June 30, 2026 and December 31, 2025	—	—
Common stock, $0.0001 par value, 1,000,000,000 shares authorized at June 30, 2026 and December 31, 2025; 114,663,122 and 112,809,637 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	11	11
Treasury stock, at cost, 5,575,583 and 0 shares as of June 30, 2026 and December 31, 2025, respectively	(18,882)	—
Additional paid-in capital	676,124	670,536
Accumulated deficit	(490,233)	(500,878)
Total stockholders’ equity	167,020	169,669
Total liabilities and stockholders’ equity	$220,124	$225,407

The Honest Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	For the six months ended June 30,
	2026	2025
Cash flows from operating activities
Net income	$10,646	$7,123
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,344	1,458
Stock-based compensation	5,480	5,128
Amortization of operating ROU assets	3,277	3,293
Other	1,802	2,200
Changes in assets and liabilities:
Accounts receivable, net	(4,380)	(1,601)
Inventories	23,006	(11,386)
Prepaid expenses and other assets	(776)	1,012
Accounts payable, accrued expenses and other long-term liabilities	(323)	(6,462)
Deferred revenue	—	(218)
Operating lease liabilities	(2,307)	(4,230)
Net cash provided by (used in) operating activities	37,769	(3,683)
Cash flows from investing activities
Purchases of property and equipment	(2,498)	(143)
Net cash used in investing activities	(2,498)	(143)
Cash flows from financing activities
Repurchase of common stock	(19,061)	—
Proceeds from exercise of stock options	—	384
Payments on finance lease liabilities	—	(1)
Net cash (used in) provided by financing activities	(18,953)	468
Net increase (decrease) in cash and cash equivalents	16,318	(3,358)
Cash and cash equivalents
Beginning of the period	89,581	75,435
End of the period	$105,899	$72,077

Supplemental disclosures of noncash activities
Capital expenditures included in accounts payable and accrued expenses	$79	$120

The Honest Company, Inc.
Use of Non-GAAP Financial Measures
(Unaudited)

We prepare and present our consolidated financial statements in accordance with GAAP. However, management believes that Organic Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Underlying Adjusted EBITDA, Adjusted Gross Margin, Underlying Adjusted Gross Margin, Adjusted Operating Expenses, Adjusted Net Income, Adjusted Net Income Margin, Underlying Adjusted Net Income and Underlying Adjusted Net Income Margin, which are non-GAAP financial measures, provide investors with additional useful information in evaluating our performance.

We calculate Organic Revenue as net revenue, adjusted to exclude revenue from exited operations in connection with Powering Honest Growth including: (1) product revenue from our apparel line; (2) revenue from our Honest.com website as a fulfillment center; and (3) revenue from sales to Canadian retailers or channels and (4) in certain periods, revenue from other acquisitions, divestitures and product or channel exits.

We calculate Adjusted EBITDA as net income, adjusted to exclude: (1) interest and other (income) expense, net; (2) income tax provision; (3) depreciation and amortization; (4) stock-based compensation expense, including payroll tax; (5) litigation and settlement fees associated with certain non-ordinary course securities litigation claims; (6) executive officer transition expenses; and (7) restructuring-related expenses in connection with Powering Honest Growth. We calculate Adjusted EBITDA Margin by dividing Adjusted EBITDA by revenue. We calculate Underlying Adjusted EBITDA as Adjusted EBITDA, adjusted to exclude tariff refunds and the partial liquidation of the remaining apparel inventory.

We calculate Adjusted Operating Expenses as total operating expenses, adjusted to exclude restructuring expenses in connection with Powering Honest Growth. We calculate Adjusted Net Income as net income, adjusted to exclude restructuring-related expenses in connection with Powering Honest Growth. We calculate Underlying Adjusted Net Income as Adjusted Net Income, adjusted to exclude tariff refunds and the partial liquidation of the remaining apparel inventory.

We calculate Adjusted Gross Margin as gross margin, adjusted to exclude the restructuring-related expenses that are included in cost of revenue in the condensed consolidated statements of comprehensive income in connection with Powering Honest Growth. We calculate Underlying Adjusted Gross Margin as Adjusted Gross Margin, adjusted to exclude tariff refunds and the partial liquidation of the remaining apparel inventory.

Our non-GAAP financial measures are not required by, or presented in accordance with GAAP. We believe that our non-GAAP financial measures, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of these non-GAAP measures are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

Additionally, we believe Organic Revenue, Adjusted Gross Margin, Adjusted Operating Expenses and Adjusted Net Income are helpful to our investors as these measures adjust for revenue sources that we exited in connection with Powering Honest Growth. We anticipate disclosing these measures until these costs/exited revenue streams are removed from the comparable prior period and when no additional costs are expected to be incurred in connection with Powering Honest Growth.

Adjusted EBITDA and Adjusted EBITDA Margin are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA, Underlying Adjusted EBITDA and Adjusted EBITDA Margin include that (1) they do not reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA, Underlying Adjusted EBITDA and Adjusted EBITDA Margin do not reflect these capital expenditures; (3) they do not consider the impact of stock-based compensation expense; (4) they do not reflect other non-operating expenses, including interest expense; (5) they do not reflect tax payments that may represent a reduction in cash available to us; and (6) they do not include certain non-ordinary cash expenses that we do not believe are representative of our business on a steady-state basis, such as executive officer transition expenses. In addition, our use of non-GAAP financial measures may not be comparable to similarly titled measures of other companies because they may not calculate these non-GAAP measures in the same manner, limiting their usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider these non-GAAP financial measures alongside other financial measures, including our revenue, net income and other results stated in accordance with GAAP.

The following table presents a reconciliation of revenue, the most directly comparable financial measure stated in accordance with GAAP, to Organic Revenue, for each of the periods presented:

	For the three months ended June 30,
(In thousands)	2026	2025
Reconciliation of Revenue to Organic Revenue
Revenue	$83,303	$93,459
Less revenue from:
Apparel	3,114	7,780
Honest.com	—	9,822
Canada	—	734
Organic Revenue	$80,189	$75,123

The following table presents a reconciliation of net income, the most directly comparable financial measures stated in accordance with GAAP, to Adjusted EBITDA, Underlying Adjusted EBITDA and Underlying Adjusted EBITDA Margin, for each of the periods presented:

	For the three months ended June 30,
(In thousands)	2026	2025
Reconciliation of Net Income to Adjusted EBITDA
Net income	$10,687	$3,870
Interest and other (income) expense, net	(1,174)	(1,026)
Income tax provision	65	44
Depreciation and amortization	698	741
Stock-based compensation	3,015	2,716
Securities litigation expense	44	122
Executive officer transition expense(1)	63	1,066
Restructuring-related costs(2)	1,007	—
Payroll tax expense related to stock-based compensation	48	84
Adjusted EBITDA	$14,453	$7,617
Tariff refunds(3)	6,622	—
Apparel liquidation(4)	—	—
Underlying Adjusted EBITDA	$7,831	$7,617

Underlying Adjusted EBITDA Margin	9.8%	8.2%
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(1) For the three months ended June 30, 2026 and 2025, this includes bonus costs related to our Chief Financial Officer transition, as well as separation and recruiting costs related to our Chief Financial Officer transition for the three months ended June 30, 2025.
(2) Refer to the table below for additional information on the restructuring costs incurred in connection with Powering Honest Growth for the three months ended June 30, 2026.
(3) Represents $6.6 million tariff refunds recognized as a reduction in cost of revenue.
(4) Represents $3.1 million recognized in revenue and $3.1 million recognized in cost of revenue related to the partial liquidation of the remaining apparel inventory.

The following table presents a reconciliation of gross margin, the most directly comparable financial measure stated in accordance with GAAP, to Adjusted Gross Margin and Underlying Adjusted Gross Margin, for each of the periods presented:

	For the three months ended June 30,
(percent of revenue)	2026	2025
Reconciliation of Gross Margin to Adjusted Gross Margin
Gross margin	48.4%	40.4%
Restructuring-related costs(1)	1.7%	—%
Adjusted Gross Margin	50.1%	40.4%
Tariff refunds(2)	(7.9)%	—%
Apparel liquidation(3)	1.6%	—%
Underlying Adjusted Gross Margin	43.8%	40.4%
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(1) Represents restructuring-related expenses that are included in cost of revenue on the condensed consolidated statements of comprehensive income in connection with Powering Honest Growth. Refer to the table below for additional information on the restructuring costs incurred in connection with Powering Honest Growth for the three months ended June 30, 2026.
(2) Represents the gross margin impact of the $6.6 million tariff refunds recognized as a reduction in cost of revenue.
(3) Represents the gross margin impact of the $3.1 million recognized in revenue and the $3.1 million recognized in cost of revenue related to the partial liquidation of the remaining apparel inventory.

The following table presents a reconciliation of total operating expenses, the most directly comparable financial measure stated in accordance with GAAP, to Adjusted Operating Expenses, for each of the periods presented:

	For the three months ended June 30,
(In thousands)	2026	2025
Reconciliation of Operating Expenses to Adjusted Operating Expenses
Total Operating Expenses	$30,782	$34,864
Restructuring costs(1)	(383)	—
Adjusted Operating Expenses	$31,165	$34,864
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(1) Refer to the table below for additional information on the restructuring costs incurred in connection with Powering Honest Growth for the three months ended June 30, 2026.

The following table presents a reconciliation of net income, the most directly comparable financial measure stated in accordance with GAAP, to Adjusted Net Income, Underlying Adjusted Net Income, Net Income Margin and Underlying Adjusted Net Income Margin for each of the periods presented:

	For the three months ended June 30,
(In thousands)	2026	2025
Reconciliation of Net Income to Adjusted Net Income
Net income	$10,687	$3,870
Restructuring-related costs(1)	1,007	—
Adjusted Net Income	$11,694	$3,870
Tariff refunds(2)	6,622	—
Apparel liquidation(3)	—	—
Underlying Adjusted Net Income	$5,072	$3,870

Revenue	$83,303	$93,459
Net Income Margin	12.8%	4.1%
Underlying Adjusted Net Income Margin	6.3%	4.1%
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(1) Refer to the table below for additional information on the restructuring costs incurred in connection with Powering Honest Growth for the three months ended June 30, 2026.
(2) Represents $6.6 million tariff refunds recognized as a reduction in cost of revenue.
(3) Represents $3.1 million recognized in revenue and $3.1 million recognized in cost of revenue related to the partial liquidation of the remaining apparel inventory.

Transformation 2.0: Powering Honest Growth
Costs associated with Powering Honest Growth were as follows (in thousands):

Three Months Ended June 30, 2026

Cost of Revenue(1)	$1,390
Restructuring Costs(2)	(383)
Total Restructuring-Related Costs	$1,007
______________

(1) Represents costs incurred in connection with a warehouse closure for the three months ended June 30, 2026.
(2) Includes an adjustment related to contract and external obligation costs for the three months ended June 30, 2026.

In future periods, we may incur other charges or cash expenditures not currently contemplated that may occur as a result of or in connection with Powering Honest Growth.